Exhibit 99.1

Annual Meeting of the Shareholders of Chromcraft Revington, Inc Atlanta, Georgia May 24, 2012

INFORMATION PROVIDED AT 2012 ANNUAL MEETING OF STOCKHOLDERS The information provided at this annual meeting is confidential and is intended only for the stockholders of Chromcraft Revington, Inc. and our authorized guests. All persons present at this meeting may not disclose any of this information to anyone who is not a stockholder of Revington Chromcraft Revington. In addition, certain information and statements contained in the following presentation or disclosed at the annual meeting may be forward-looking statements. These forward-looking statements can be generally identified as such because they include future tense or dates, are not historical or current facts, or include words such as “believe,” “may “ “expect “ “intend “ “plan “ “anticipate “ words of similar import These statements also may may, expect, intend, plan, anticipate, or import. relate to our business plans or strategies, projections involving anticipated revenues or operating results or other future developments in our affairs or our industry. Forward-looking statements express management’s current beliefs, expectations or forecasts of future events or outcomes, but are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those in such statements statements.

Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those identified in the forward-looking statements are the impact of the current economic difficulties in the United States g p and elsewhere; import and domestic competition in the furniture industry; our ability to execute our business strategies; our ability to grow sales and reduce expenses to eliminate our operating losses; the recent slowdown in the U.S. office furniture market will continue; our ability to sell the right product mix; our inability to raise prices in response to increasing costs: our ability to anticipate or respond to changes in the tastes or needs of our end users in a timely manner; supply disruptions with products manufactured in China, Vietnam and other Asian countries; continued credit availability under the Company’s credit facility; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new home and existing home sales; financial viability of our customers and their ability to continue or increase product orders; loss of key management; other factors that generally affect business; and certain risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2011. The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events, circumstances or outcomes after the date of this annual meeting or to reflect the occurrence of anticipated or unanticipated events or circumstances. Your attendance at this meeting constitutes your agreement to the foregoing.

“...this is an economic Pearl Harbor we are going through.” Warren Buffett, September 2008

Housing Starts Units in Thousands All Housing Units (Private) Note: Seasonally Adjusted Annual Rate (SAAR)

From 2008 through today Household formation declines

From 2008 through today Household formation declines Consumer confidence impacted

From 2008 through today Household formation declines Consumer confidence impacted Retail dealers are hard hit

From 2008 through today Household formation declines Consumer confidence impacted Retail dealers are hard hit Import competition heats up

From 2008 through today Household formation declines Consumer confidence impacted Retail dealers are hard hit Import competition heats up The company restructures

From 2008 through today Household formation declines Consumer confidence impacted Retail dealers are hard hit Import competition heats up The company restructures The company responds....

Give the Customer Choices

Swivel and Tilt

Design and Dine

Chromcraft Commercial

Airport Waiting Area Seating

Waiting Area Seating

Executive Office Concepts Lounge Seating

Our Legacy Residential Brands

HOME ENTERTAINMENT from PETERS-REVINGTON UPTOWN - DOWNTOWN SOLID MAHOGANY from COCHRANE

The Changes are Working

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HOME ENTERTAINMENT from PETERS-REVINGTON UPTOWN - DOWNTOWN SOLID MAHOGANY from COCHRANE

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Q4 2011 Results Sales up 19% over Q3 2011

Q4 2011 Results Sales up 19% over Q3 2011 Sales up 8% over Q4 2010

Q4 2011 Results Sales up 19% over Q3 2011 Sales up 8% over Q4 2010 Losses lower by 76% from Q3 2011

Q4 2011 Results Sales up 19% over Q3 2011 Sales up 8% over Q4 2010 Losses lower by 76% from Q3 2011 Losses lower by 90% from Q4 2010

Q1 2012 Results Q1 2012 sales up 11% over prior year

Q1 2012 Results Q1 2012 sales up 11% over prior year Q1 2012 losses reduced 59% from prior year

Q1 2012 Results Q1 2012 sales up 11% over prior year Q1 2012 losses reduced 59% from prior year Acquired EOC

Q1 2012 Results Q1 2012 sales up 11% over prior year Q1 2012 losses reduced 59% from prior year Acquired EOC No outstanding debt at Q1 2012

The Focus Keep the balance sheet strong

The Focus Keep the balance sheet strong Stay focused on working capital

The Focus Keep the balance sheet strong Stay focused on working capital Open New Sales Territories

The Focus Keep the balance sheet strong Stay focused on working capital Open New Sales Territories Introduce New Legacy Brand Products

The Focus Keep the balance sheet strong Stay focused on working capital Open New Sales Territories Introduce New Legacy Brand Products Give the Customer Value Choices

The Focus Keep the balance sheet strong Stay focused on working capital Open New Sales Territories Introduce New Legacy Brand Products Give the Customer Value Choices Expand the Commercial Contract opportunities

The Focus Keep the balance sheet strong Stay focused on working capital Open New Sales Territories Introduce New Legacy Brand Products Give the Customer Value Choices Expand the Commercial Contract opportunities Integrate Chromcraft and EOC Product Lines and Marketing Synergies

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